UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2014

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5
(Address of principal executive offices)	(Zip Code)

416-596-7664

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 26, 2014, TransForce Inc., a Canadian public company incorporated under the federal laws of the Canada (“TransForce”) completed the acquisition of Vitran Corporation Inc., an Ontario corporation (the “Company”) pursuant to a plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”). Under the Arrangement, 2400520 Ontario Inc. (the “Purchaser”), an indirect wholly-owned subsidiary of TransForce, acquired all of the issued and outstanding common shares of the Company (the “Common Shares”), other than Common Shares held by the Purchaser and any affiliate of the Purchaser, for consideration of US$6.50 in cash per share. The Arrangement was completed pursuant to an arrangement agreement dated December 30, 2013 among the Company, TransForce and the Purchaser (the “Arrangement Agreement”). Pursuant to the Arrangement, the Purchaser and the Company amalgamated to form an amalgamated company that continues to be called Vitran Corporation Inc. TransForce unconditionally guaranteed the obligations of the Purchaser under the Arrangement Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02 and 5.03 of this report is incorporated herein by reference.

The Arrangement was completed at 12:01 a.m. (EST) on March 26, 2014, the effective time of the Arrangement (the “Effective Time”). Pursuant to the Arrangement:

•	each Common Share outstanding immediately prior to the Effective Time held by a shareholder of the Company (other than Common Shares held by dissenting shareholders who are entitled to receive fair value for the Common Shares held by them and other than those Common Shares held by the Purchaser and any affiliate of the Purchaser) was transferred to the Purchaser in exchange for the amount of US$6.50 for each one Common Share held (the “Acquisition Consideration”);

•	certificates formerly representing Common Shares prior to the Effective Time (other than Common Shares held by the Purchaser or any affiliate thereof) ceased representing such securities and now represent only the right to receive the Acquisition Consideration therefor specified in the Arrangement, subject to compliance with the requirements set forth in the Arrangement; and

•	the Purchaser and the Company amalgamated to form an amalgamated company that continues to be called “Vitran Corporation Inc.” and, for clarity, is referred to as “Amalco”.

The Arrangement Agreement was entered into pursuant to arms-length negotiations between the Company and TransForce that followed the entry into by the Company of an arrangement agreement dated December 9, 2013 (the “Manitoulin Arrangement Agreement”) with 2398946 Ontario Inc. and North Channel of Georgian Bay Holdings Ltd. (together, “Manitoulin Transport”). The Manitoulin Arrangement Agreement contemplated the acquisition by Manitoulin Transport of all of the issued and outstanding shares of the Company at a price of US$6.00 per share. Following the execution of the Manitoulin Arrangement Agreement, TransForce delivered an acquisition proposal to the Company and the board of directors concluded, after consulting with its legal advisors, financial advisors and senior management, including receiving the oral opinion of Stephens Inc. as its financial advisor, that the acquisition proposal was a “superior proposal”, as defined in the Manitoulin Arrangement Agreement. Accordingly, the Company terminated the Manitoulin Arrangement Agreement and entered into the Arrangement Agreement with TransForce on December 30, 2013. At the time of execution of the Arrangement Agreement and immediately prior to the Effective Time, TransForce beneficially owned, or controlled or directed, directly or indirectly, 3,278,232 Common Shares representing 19.91% of the then outstanding Common Shares. The Arrangement was approved at a meeting of shareholders of the Company held on March 5, 2014 by (i) a 66 2/3% majority of the shareholders of the Company, and (ii) a majority of disinterested shareholders of the Company, which disinterested shareholders excluded TransForce.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement as filed with the Company’s report on Form 8-K filed with the SEC on December 31, 2013, which exhibit is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Items 2.01 and 3.03, 5.01, 5.02 and 5.03 of this report is incorporated herein by reference.

On March 26, 2014, Amalco notified The NASDAQ Global Select Market (“NASDAQ”) of the completion of the Arrangement, and requested that trading in the Common Shares be suspended and that the Common Shares be withdrawn from listing on NASDAQ effective as of the close of trading on March 26, 2014. Amalco also requested that NASDAQ file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting of the Common Stock from NASDAQ. The Common Shares were delisted effective as of the close of trading on March 26, 2014. The Form 25 was filed by the NASDAQ Stock Market LLC with the SEC on March 26, 2014.

Amalco intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 at the time such filing is permitted under SEC rules.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01 and 3.01, 5.01, 5.02 and 5.03 of this report is incorporated herein by reference.

As a result of the completion of the Arrangement, at the Effective Time:

•	each Common Share outstanding immediately prior to the Effective Time held by a shareholder (other than Common Shares held by dissenting shareholders who are entitled to receive fair value for the Common Shares held by them and other than those held by the Purchaser and any affiliate of the Purchaser) was transferred by the holder thereof to the Purchaser in exchange for the Acquisition Consideration, and

•	certificates formerly representing Common Shares prior to the Effective Time (other than Common Shares held by the Purchaser or any affiliate thereof) ceased representing such securities and represent only the right to receive the Acquisition Consideration therefor specified in the Arrangement, subject to compliance with the requirements set forth in the Arrangement.

The Vitran Shareholder Rights Plan has been terminated and is no further force and effect.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 3.01, 3.03, 5.02 and 5.03 of this report is incorporated herein by reference.

On March 26, 2014, TransForce acquired control of all of the issued and outstanding Common Shares of the Company pursuant to the terms of the Arrangement Agreement and the Arrangement under which the Purchaser acquired, and amalgamated with, the Company to form Amalco. Amalco is an indirect wholly-owned subsidiary of TransForce.

The consideration paid by the Purchaser for the Common Shares pursuant to the Arrangement was funded through borrowings under TransForce’s general C$800 million credit facility (the “Credit Facility”) with a bank syndicate of 14 lenders led by National Bank Financial as Sole Bookrunner and Co-Lead Arranger, RBC Capital Markets and Bank of America Merrill Lynch in their capacity as co-lead arrangers and National Bank of Canada acting as Administrative Agent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note and Items 2.01 and 3.01, 3.03, 5.01 and 5.03 of this report is incorporated herein by reference.

At the Effective Time, pursuant to the Arrangement, the following individuals ceased being directors of the Company:

•	Richard D. McGraw

•	William S. Deluce

•	John R. Gossling

•	Georges L. Hébert

•	David S. McClimon

At the Effective Time, pursuant to the Arrangement, the following individuals became directors of Amalco:

•	Josiane Langlois

•	Chantal Martel

At the Effective Time, the following individuals ceased being officers of the Company:

•	William S. Deluce

•	Fayaz Suleman (as secretary only)

The following individuals were appointed as officers of Amalco following the Arrangement:

•	Anthony Trichilo, 58 years old, Transportation company officer

•	President of Amalco

•	President of all Vitran subsidiaries

•	Kelvin Kwan, 58 years old, Transportation company officer

•	Vice President of Amalco

•	Vice President of all Vitran subsidiaries

•	Chantal Martel, LL.B., 47 years old

•	Vice President of Amalco

•	Vice President of TransForce and its subsidiaries;

•	Josiane-Mélanie Langlois, LL.M, 40 years old

•	Vice President and Secretary of Amalco

•	Vice President and Secretary of TransForce and its subsidiaries

•	Fayaz Suleman, 35 years old, Chartered Professional Accountant, Transportation company officer

•	Chief Financial Officer of Amalco

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in the Introductory Note and Items 2.01 and 3.01, 3.03, 5.01 and 5.02 of this report is incorporated herein by reference.

On March 26, 2014, pursuant to the completion of the Arrangement, at the Effective Time, the articles of arrangement in respect of the Arrangement were deemed to be the articles of amalgamation of Amalco, and the bylaws of the Purchaser became the bylaws of Amalco, mutatis mutandis.

The articles of Amalco are filed as Exhibit 99.1 to this report on Form 8-K. The bylaws of Amalco are filed as Exhibit 99.2 to this report on Form 8-K.

Item 8.01	Other Events

Amalco issued a news release announcing completion of the Arrangement on March 26, 2014. A copy of the news release is attached as Exhibit 99.3 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Articles of Amalgamation of Amalco*

99.2	Bylaws of Amalco*

99.3	News release dated March 26, 2014*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRAN CORPORATION INC.

DATE:	April 1, 2014	By:	/s/ FAYAZ D. SULEMAN

Fayaz D. Suleman
Vice President of Finance and Chief Financial Officer